AMENDED ARTICLES OF INCORPORATION

                                       OF

                              OXFORD CAPITAL CORP.


     WE THE UNDERSIGNED, natural person of the age of twenty-one (21) years or more acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                ARTICLE I - NAME

     The name of the Corporation is Oxford Capital Corp.

                              ARTICLE II - DURATION

     The period of its duration is perpetual.

                             ARTICLE III - PURPOSES

     The purpose or purposes for which the Corporation is engaged are:

(a) To engage in the specific business of making investments, including investment in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK

     The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) of Common Stock having a par value of ($.001) per share. All stock of the corporation shall be of the same class of common, and shall have the same rights and preference. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

     Article IV is hereby amended by striking 50,000,000 shares and substituting therefore 5,000,000 shares and by striking $0.001 per shares and substituting therefore to reflect the 1 for 10 reverse split of the shares.

     Paragraph IV is then amended to reinstate the authority of the corporation to issue 50,000,000 shares and to re-authorize a par value for the common shares after the reverse split at $0.001.

                              ARTICLE V - AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                         ARTICLE VI - SHAREHOLDER RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                          ARTICLE VII - CAPITALIZATION

     This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                     ARTICLE VIII - INITIAL OFFICE AND AGENT

    The Corporation Trust Company of Nevada
    One East First Street
    Reno, NV 89501

                             ARTICLE IX - DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of


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
Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

     The number of directors constituting the initial Board of Directors of this corporation is three (3). The names and addresses of the persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify; are:

                  NAME                           ADDRESS
                  ----                           -------

             R. Gordon Jones                1130 East 7660 So.
                                            Midvale, Utah 84047

             Lyle F. Karras                 1278 No. Oxford Dr.
                                            Kaysville, Utah 84037

             Richard D. Casey               2266 East 11660 So.
                                            Sandy, Utah 84092

                            ARTICLE X - INCORPORATORS

     The name and address of each incorporator is:

                   NAME                          ADDRESS
                   ----                          -------

              Thomas G. Kimble                 311 South State, #440
                                               Salt Lake City, Utah 84111

              Jody York                        311 South State, #440
                                               Salt Lake City, Utah 84111

              Vab L. Butler                    311 South State, #440
                                               Salt Lake City, Utah 84111

                                   ARTICLE XI
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratified such contract or transaction, or because his or their votes are counted for such purpose if; (a) the fact of such relationship of interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or


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
ratifies the contract or transactions by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

     Under penalties of perjury, we declare that these Articles of Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.

     Dated this 13th day of September, 1995.


                                              ----------------------------------
                                              Robert Cheney


                                              ----------------------------------
                                              Karl C. Chiao


                                              ----------------------------------
                                              William Jeffcock


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
STATE OF TEXAS       )
                     )
COUNTY OF HARRIS     )


     On the _____ day of _____________, 199___, personally appeared before me, Robert Cheney, Karl C. Chiao, and William Jeffcock who duly acknowledged to be that they signed the foregoing Articles of Incorporation.


My Commission Expires:                        ----------------------------------
                                              Notary Public in and for
                                              THE STATE OF TEXAS
-----------------------------


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
                            VERIFICATION OF AMENDMENT

     Pursuant to the provision of NRS Sec. 78.390, the undersigned President and Secretary of the Company hereby certify that the following Amendment to the Articles of Incorporation was adopted by the shareholder of the Company on December 17, 1993 by a vote of _____ shares for the Amendment and no shares against the Amendment. The 9,493,878 shares constitutes 56.87% of the issued and outstanding shares.

     RESOLVED, that the Company amend its Articles of Incorporation to reverse split its common shares on a 1 for 10 basis; that the Company be authorized to issue 50,000,000 common shares after the reverse split; reinstate the authorized capital of 50,000,000 common shares; and that the par value of common shares after the reverse split be $0.001 per share.

     A true and complete copy of Amended Articles of Incorporation are attached hereto.



                                                 -------------------------------
                                                 Robert Cheney, President

Attest:


-----------------------------
Karl C. Chiao, Secretary



STATE OF TEXAS       )
                     )
COUNTY OF HARRIS     )


     On the ____ day of _______________, 199___, personally appeared before me, Robert Cheney and Karl C. Chiao who duly acknowledged to me that they signed the foregoing instrument.


My Commission Expires:                          --------------------------------
                                                Notary Public in and for
--------------------------                      THE STATE OF TEXAS


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